Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: DELTA MILLS, INC., et al., [1] Debtors.	) ) ) ) ) )	Chapter 11 Case No. 06-11144 (CSS) (Jointly Administered)

SETTLEMENT AGREEMENT AND RELEASE
This Settlement Agreement and Release (hereinafter, the “Agreement”) is made and entered into by and between the above-captioned debtors and debtors-in-possession (the “Debtors”) and the Official Committee of Unsecured Creditors appointed in the Debtors’ cases (the “Committee”) on the one hand, and  William F. Garrett, William H. Hardman, Jr., and Donald C. Walker (collectively, the “Executives”) on the other hand.
WHEREAS, on October 13, 2006 (the “Petition Date”), the Debtors each filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (as amended, the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”); and
WHEREAS, prior to the Petition Date, the Executives had received payments from the Debtors for, among other things, deferred compensation and (in the case of Mr. Garrett) bonuses; and

[1]	These jointly administered cases are those of the following debtors: Delta Mills, Inc.; Delta Woodside Industries, Inc.; and Delta Mills Marketing, Inc.

WHEREAS, as part of its review of potential claims that might be asserted or abandoned by the Debtors’ plan of reorganization or liquidation, the Committee identified certain alleged claims against the Executives, and the Committee and its counsel have engaged in extensive negotiations with the Executives and their counsel; and
WHEREAS, more particularly, the Committee has alleged that certain payments made to the Executives prior to the Petition Date may be avoidable and recoverable by the Debtors’ estates pursuant to sections 547, 548 and 550 of the Bankruptcy Code; and
WHEREAS, the Executives deny that any amounts which they received prior to the Petition Date are avoidable and recoverable under the Bankruptcy Code, and assert that they maintain valid and complete defenses to any such claims by the Committee or the Debtors’ estates; and
WHEREAS, the Debtors and the Committee on the one hand, and the Executives on the other hand, desire to settle their disputes and avoid future litigation; and
WHEREAS, the parties intend to obtain Bankruptcy Court approval of this Agreement;
NOW, THEREFORE, in consideration of the foregoing and the covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the parties as follows:
1.           The Executives shall forego and waive receipt from the Debtors’ estates, subject to paragraph 2 below, of the following amounts to which they are otherwise entitled:
$162,000 by Mr. Garrett;
$26,000 by Mr. Hardman; and
$12,000 by Mr. Walker.

The foregoing amounts shall be foregone and waived by each of the Executives waiving incentive payments aggregating the applicable amount set forth above owed to that Executive by the Debtors pursuant to the Order Authorizing the Debtors (I) To Pay (A) Employees for Accrued Vacation Upon Termination; (B) Salary and Compensation Exceeding the Cap Under Section 507(a)(4) of the Bankruptcy Code to Employees; (C) Non-Executive Employees Under the Modified Severance Plan; and (D) Incentive Payments to Executive Employees and (II) To Honor the 2004 Stock Plan, dated October 25, 2006 (the “October 25, 2006 Order”) (D.I. 63).
2.           No later than two (2) business days after Bankruptcy Court approval of this Agreement, each of the Executives shall irrevocably select (by written notice to the undersigned counsel to the Committee and the undersigned counsel to the Debtors) one of the following options (which selection may differ from the selection made by the other Executives):
a.
Option One:  Each Executive may elect to add the amount he individually waived pursuant to paragraph 1 above to his respective unsecured claim against the Debtors’ estates for severance.  Any Executive who chooses Option One shall not be required to provide “no cost” employment services to the Debtors’ estates at any time.

b.
Option Two:  Each Executive may elect to earn-back the amount he individually waived pursuant to paragraph 1 above on the basis of a sliding scale depending on the % yield on their pre-petition allowed claims to unsecured  creditors (Class 6 of the proposed Delta Mills, Inc. Plan of Liquidation (in final form, the “Plan”)) of cumulative distributions from the Debtors’ estates from 20.01% to 27.00% as set forth on Exhibit 1 attached hereto.  Any Executive who chooses Option Two will not be entitled to add any portion of the amount waived pursuant to paragraph 1 above to his respective unsecured claim against the Debtors’ estates for severance, whether or not such waived amount is earned back.  Earn-back amounts will be paid by Delta Mills, Inc. in increments consistent with the sliding scale on Exhibit 1 as the cumulative % yield to unsecured creditors on their pre-petition allowed claims from the Debtors’ estates is accomplished.  Further, any Executive who chooses Option Two will provide consulting services to Delta Mills, Inc. from and after the effective date (the “Effective Date”) of the Plan for an aggregate of sixty (60) hours at no cost to the Debtors’ estates.

3.           Until the Effective Date, the Executives will be paid their respective current salaries for their services.  From and after the Effective Date (subject to the obligation to provide an aggregate of sixty (60) hours of consulting services to Delta Mills, Inc. at no cost to the Debtors’ estates, if the applicable Executive elects Option Two above), Mr. Garrett will be compensated at the rate of $240 per hour, Mr. Hardman will be compensated at the rate of $89 per hour and Mr. Walker will be compensated at the rate of $81 per hour by Delta Mills, Inc. for the Executive’s services pursuant to paragraph 4 below.  Each Executive will also be entitled to reimbursement of all expenses incurred related to such post-Effective Date services provided to Delta Mills, Inc.  The Executives will not receive any employee benefits after the Effective Date other than as outlined herein or in the Plan.
4.           Each of the Executives will serve as a post-Effective Date Designated Officer for the post-Effective Date liquidating Debtors, as needed, consistent with the terms set forth in the Plan, subject to the terms of this Agreement; provided, however, that, after the Effective Date, (i) the chief Designated Officer for Delta Mills, Inc. may terminate the services of any of the Executives upon ten (10) business days’ notice (in which event the Executive will have no obligation to compensate the Estate for any of the aggregate of sixty (60) hours of no-cost consulting services that had not been provided by that Executive by the date of termination, if applicable) and (ii) (subject to the obligation to provide an aggregate of sixty (60) hours of consulting services to Delta Mills, Inc. at no cost to the Debtors’ estates, if the Executive elects Option Two above), any Designated Officer may terminate his services without penalty upon ten (10) business days’ notice.  Upon any such termination, all accrued but unpaid amounts of compensation shall be promptly paid to the applicable Executive, and the Executive shall be paid, as earned, any earn-back amounts to which he may become entitled under Option Two above (if that option was elected).

5.           The parties agree that the allowed amount of Mr. Garrett’s unsecured claim against the Debtors’ estates for severance shall be $401,575.00, less the sum of (a) the amounts of Incentive Payments actually paid to Mr. Garrett pursuant to the October 25, 2006 Order and (b), if Mr. Garrett elects Option Two, the amount of Incentive Payments that he forgoes and waives pursuant to paragraph 1 above.
6.           Upon Bankruptcy Court approval of this Agreement, the Committee, the Debtors, and the Debtors’ estates, hereby release, acquit and forever discharge each of the Executives from any and all claims, counterclaims, rights, demands, costs, damages, losses, liabilities, attorneys’ fees, actions and causes of action whatsoever, whether known or unknown, liquidated or unliquidated, fixed or contingent, material or immaterial, disputed or undisputed, legal or equitable, matured or unmatured, or foreseen or unforeseen, which are in any way related to any of the following: (i) payments received by any of the Executives for deferred compensation, (ii) payments received by Mr. Garrett for any bonuses, (iii) payments to which any of the Executives are entitled under the October 25, 2006 Order (except as specifically set forth herein), (iv) prepetition and/or postpetition payments to or claims made by any of the Executives for accrued vacation pay, expense reimbursements, salary and/or severance, and (v) payments or benefits to which any of the Executives are entitled under the Debtors’ 2004 Stock Plan (hereinafter “Claims”), which the Committee, the Debtors and/or the Debtors’ estates now have or hereafter may have against the Executives from the beginning of time to the date of this Agreement.  The immediately preceding sentence is in addition to, and not in substitution for, any and all applicable releases, exculpations and injunctions that may inure to the benefit of any of the Executives under the Plan.

7.           Except as otherwise expressly provided in this Agreement, this Agreement, along with the documents referred to in this Agreement, constitute the entire agreement between the parties with regard to the subject matter hereof.  This Agreement may not be modified or amended except in writing signed by all parties hereto or their successors in interest.  If the Committee is disbanded, from and after the Effective Date, the chief Designated Officer of Delta Mills, Inc. will succeed to the rights of the Committee hereunder.
8.           It is understood and agreed that this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the document to be drafted.  Each party is entering into this Agreement voluntarily, without duress, and with full understanding of its terms.
9.           This Agreement shall be interpreted and construed in accordance with the provisions of the Bankruptcy Code and, where not inconsistent, the laws of the State of Delaware, without regard to the conflict of laws jurisprudence of the State of Delaware.
10.           Any dispute, action or proceeding arising out of or relating to this Agreement shall be within the exclusive jurisdiction of the United States Bankruptcy Court for the District of Delaware.
11.           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same document.
12.           This Agreement shall become effective upon its approval by the Bankruptcy Court.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be duly executed as of ________, 2007 as set forth below:
Date: 4-23-07	CROSS & SIMON, LLC By /s/ Donna L. Harris Donna L. Harris (#3740) 913 N. Market St., 11th Floor P.O. Box 1380 Wilmington, DE 19899-1380 (302) 777-4200 Counsel for the Executives
Date: May 9, 2007
MORRIS, NICHOLS, ARSHT & TUNNELL, LLP

By:   /s/ Robert J. Dehney
Robert J. Dehney (#3578)
Gregory T. Donilon (#4244)
1201 N. Market St.
P.O. Box 1347
Wilmington, DE 19899-1347
(302) 658-9200

and

RAYBURN COOPER & DURHAM, P.A.
C. Richard Rayburn, Jr.
227 West Trade Street, Suite 1200
Charlotte, NC 28202

      Counsel for the Debtors

Date: 4/24/07
    COZEN O’CONNOR

By:   /s/ Jeffrey R. Waxman
Mark E. Felger (#3919)
Jeffrey R. Waxman (#4159)
1201 N. Market St., Suite 1400
Wilmington, DE 19801
(302) 295-2000

and

STROOCK & STROOCK & LAVAN LLP
Christopher R. Donoho III
180 Maiden Lane
New York, NY 10038-4982

Counsel for the Committee

Delta Mills, Inc.

Earn-Back Option Sliding Scale

	%of
Return to	Forfeited	WFG	WHH	DCW
Unsecured	Earned	$ 162,000	$ 26,000	$ 12,000

20.01-20.99%	12.5%	$ 20,250	$ 3,250	$ 1,500
21.00-21.99%	25.0%	$ 40,500	$ 6,500	$ 3,000
22.00-22.99%	37.5%	$ 60,750	$ 9,750	$ 4,500
23.00-23.99%	50.0%	$ 81,000	$ 13,000	$ 6,000
24.00-24.99%	62.5%	$ 101,250	$ 16,250	$ 7,500
25.00-25.99%	75.0%	$ 121,500	$ 19,500	$ 9,000
26.00-26.99%	87.5%	$ 141,750	$ 22,750	$ 10,500
27.00% or greater	100.0%	$ 162,000	$ 26,000	$ 12,000